77C Matters submitted to a vote of security holders

Stein Roe Intermediate Municipals Fund (Fund)
On October 18, 2002, a Special Meeting of Shareholders of the Fund was held to approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Fund to, and the assumption of all the liabilities of the Fund by, the Liberty Intermediate Tax-Exempt Bond Fund in exchange for shares of the Liberty Intermediate Tax-Exempt Bond Fund and the distributiono f such shares to the shareholders of the Fund in complete liquidation of the Fund. The votes cast at the Meeting were as follows:

For:           66,770,653.99     NAV being a majority of the shares represented
                                 at the Meeting
Against:        3,916,037.93     NAV
Abstain:        1,766,072.07     NAV


77M Mergers

On June 28, 2002, the shareholders of Liberty High Yield Municipal Fund (Fund) approved an Agreement and Plan of Reorganization providing for the sale of substantially all of the assets of the Fund to, and the assumption of all of the liabilities of the Fund by, Stein Roe High Yield Municipals Fund, in exchange for shares of Stein Roe High Yield Municipals Fund and the distribution of such shares to the shareholders of the Fund in complete liquidation of the Fund. The merger occurred on July 15, 2002. On that same date, Stein Roe High Yield Municipals Fund was renamed Liberty High Yield Municipal Fund

(Agreement and Plan of Reorganization filed as Appendix A within the Fund's proxy statement dated May 13, 2002 herein incorporated by reference to Accession number 0000900135-02-002170)


On October 18, 2002, the shareholders of Liberty Ohio Tax-Exempt Fund (Fund) approved an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Fund to, and the assumption of all of the liabilities of the Fund by, Stein Roe Managed Municipals Fund, in exchange for shares of Stein Roe Managed Municipals Fund and the distribution of such shares to the shareholders of the Fund in complete liquidation of the Fund. The merger occurred on November 4, 2002. On that same date, the Stein Roe Managed Municipals Fund was renamed the Liberty Managed Municipal Fund

(Agreement and Plan of Reorganization filed as Appendix A within the Fund's proxy statement dated May 13, 2002 herein incorporated by reference to Accession number 0000950135-02-003950)

770 Transactions effected pursuant to Rule 10f-3

Liberty Managed Municipals Fund
       On October 24, 2002, Liberty Managed Municipals Fund (formerly Stein Roe Managed Municipals Fund) (Fund) purchased $550,000 par value of bonds of New York Triborough Bridge and Tunnel Authority (Securities) for a total purchase price of $593,954 from Chase Securities pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

       The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Stein Roe & Farnham Inc. (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

       Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the afore mentioned Securities: J. P. Morgan Securities Inc.; Bear Stearns & Co., Inc.; Lehman Brothers; First Albany Corporation; Merrill Lynch & Co.; Morgan
       Stanley & Co.; Salomon Smith Barney Inc.; UBS Painewebber, Inc.; ABN Amro Financial Services, Inc.; Advest, Inc.; CIBC World Markets; Commerce Capital Markets, Inc.; Fahnestock & Co., Inc.; Jackson Securities, LLC; Ramirez & Co., Inc.; Raymond James & Associates, RBC Dain Rauscher Inc.; Roosevelt & Cross, Inc.; Siebert Brandford Shank & Co.; Wachovia Bank, National Association.

77Q3:

The Registrant's Chief Executive Officer and Chief Financial Officer, based on their evaluation of the Registrant's disclosure controls and procedures as of February 27, 2003, have concluded that such controls and procedures are adequately designed to ensure that information required to be disclosed by the Registrant in its reports that it files or submits under the Securities Exchange Act of 1934, as amended, is accumulated and communicated to the Registrant's management, including the Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. There were no significant changes in the Registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of the most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


                                 CERTIFICATIONS


                           Liberty-Stein Roe Funds Municipal Trust


I, Joseph R. Palombo, certify that:


1. I have reviewed this report on Form N-SAR of Liberty-Stein Roe Funds Municipal Trust;


2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;


4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:


a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;


b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and


c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):


a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and


b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: February 27, 2003                    /s/ Joseph R. Palombo
                                               Joseph R. Palombo, President





I, J. Kevin Connaughton, certify that:


1. I have reviewed this report on Form N-SAR of Liberty-Stein Roe Funds Municipal Trust;


2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;


4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:


a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;


b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and


c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):


a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and


b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: February 27, 2003                    /s/ J. Kevin Connaughton
                                              J. Kevin Connaughton, Treasurer